Exhibit No. 99.1

FUNDING NEWS

FOR IMMEDIATE RELEASE

ADVAXIS SECURES $5.0 MILLION INVESTMENT

North Brunswick, N.J. – September 24, 2009 – Advaxis, Inc. (OTCBB: ADXS), has entered into a definitive agreement for a $5 million investment commitment (the “Investment”) with an investment fund (the “Investor”).

“This financing, combined with our current debt offering, will allow us to move from preparation to patient recruitment for our two, Company-sponsored Phase II clinical trials in cervical intraepithelial neoplasia (CIN) and invasive cervical cancer,” commented Advaxis Chairman & CEO Thomas A. Moore.

About the Investment

Subject to certain conditions of the Investment, Advaxis may draw down funds from the Investor from time to time in our sole discretion, in one or more tranches, until September 24, 2012 through the issuance of Series A Preferred Stock at a price of $10,000 per share.  The Series A Preferred Stock will not be convertible into common stock and may be redeemed by the Company after five years. Dividends on the Series A Preferred Stock are payable in additional shares of non-convertible Series A Preferred Stock at the rate of 10% per annum.

The Company has agreed to pay the Investor a fee of $250,000 of which $125,000 will be paid by October 28, 2009 and $125,000 will be paid on the closing date of the first draw-down by offset from the gross proceeds of such draw down.

Advaxis has also issued a three-year warrant (the “Warrant”) to the Investor to purchase up to 33,750,000 shares of Common Stock at $0.20 per share. The Warrant will become exercisable when a registration statement covering the resale of the underlying warrant shares is declared effective by the US Securities and Exchange Commission (“SEC”) or such shares may be sold without restriction under Rule 144 under the Securities Act of 1933 (the “Act”), as amended, whichever occurs first.

Our ability to draw down funds under the Investment is subject to certain conditions, including the effectiveness of the registration statement covering the warrant shares or the eligibility of such shares to be resold without restriction under Rule 144, the continued listing of our common stock on the OTC Bulletin Board or another eligible trading market, the absence of a material adverse effect on the Company or any default under any material agreements, and the effectiveness of short-term, lock-up agreements from our officers, directors, affiliates, et al.

Except as provided in the definitive transaction documents, the securities described above have not been and will not be registered under the Act, as amended, or any state securities or “blue sky” laws, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About the Company

Based in North Brunswick, New Jersey, Advaxis is developing proprietary Listeria monocytogenes (Lm) cancer vaccines based on technology developed by Dr. Yvonne Paterson, professor of microbiology at the University of Pennsylvania and chairperson of Advaxis’ scientific advisory board. Advaxis is developing attenuated live Lm vaccines that deliver engineered tumor antigens, which stimulate multiple simultaneous immunological mechanisms to fight cancer.

In a recent Advaxis Phase I clinical trial, a live Lm vaccine directed against the tumor-associated antigen HPV-16-E7 was safely administered to fifteen (15) women with advanced metastatic cancer of the cervix. Although this first trial of an Lm vaccine in humans was not designed or powered to prove efficacy, Advaxis believes an efficacy signal was observed that will be further explored in two (2) planned Phase II trials in the US and India in cervical cancer and its predecessor condition, cervical intraepithelial neoplasia (CIN). Advaxis now has nine (9) distinct cancer fighting constructs in various stages of development, both directly and with academic collaborators. For further information on the Company, please visit: www.advaxis.com.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

For Further Information:

Conrad Mir
Director, Business Development
Advaxis, Incorporated
732.545.1590 (Office)
732.545.1084 (FAX)
info@advaxis.com
www.advaxis.com